UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 15, 2015

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number:  001-34207

Delaware	33-0728374
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2929 Seventh Street, Suite 100

Berkeley, CA 94710-2753

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On September 15, 2015, Dynavax Technologies Corporation (the “Company”) prepaid all outstanding amounts under the Loan and Security Agreement dated as of December 23, 2014 (the “Loan Agreement) with Hercules Technology Growth Capital, Inc. (“Hercules”), at which time the Company's obligations under the Loan Agreement terminated. The Company paid to Hercules approximately $11 million, which consisted of the then outstanding principal balance due, accrued but unpaid interest, prepayment charges and other lender fees and expenses. In connection with the termination, Hercules will release its security interests in all collateral under the Loan Agreement.

The material terms of the Loan Agreement were previously disclosed in the Company's Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on December 29, 2014, and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation
Date: September 15, 2015	By:	/s/ DAVID JOHNSON
David Johnson
Vice President